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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84296, 33-62277, 33-64517, 333-53585, 333-69887, 333-69885,
and 333-27999) of ORBITAL SCIENCES CORPORATION of our reports dated April 16, 2001 relating to the consolidated financial statements and financial statement schedules of Orbital Sciences Corporation and our report dated April 16, 2001 related to the financial statements of Orbital Imaging Corporation, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
McLean, Virginia
April 16, 2001